SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                   (Amendment No.   )


      Filed by the Registrant [ ]
      Filed by a Party other than the Registrant [ ]
      Check the appropriate box:
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           14a-6(e)(2)
      [x]  Definitive Proxy Statement
      [ ]  Definitive Additional Materials
      [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Furniture Brands International, Inc.
       --------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)
       --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):
      [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
           or Item 22(a)(2) of Schedule 14A.
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           14a-6(i)(3).
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           0-11.
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           2)  Aggregate number of securities to which transaction applies:

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           3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on
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           4)  Proposed maximum aggregate value of transaction:

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      [ ]  Fee paid previously with preliminary materials.
      [ ]  Check box if any part of the fee is offset as provided by Exchange
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           2)  For, Schedule or Registration statement No.:

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           4)  Date Filed:

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


                             FURNITURE BRANDS
                            INTERNATIONAL,INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of Furniture Brands International, Inc. will be held at 10 a.m. on Tuesday, April 23, 1996, at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, for the following purposes:

             I.    to elect eleven directors;

            II.    to consider and act upon a proposal to
                   increase the shares reserved for issuance under the Furniture Brands 1992 Stock
                   Option Plan; and

           III.    to transact such other business as may
                   properly come before the meeting.


Stockholders of record at the close of business on March 4, 1996, will be entitled to receive notice of and to vote during the 1996 annual meeting and during any adjournment or adjournments thereof.


                                          By order of the Board of Directors,

                                                 /s/ Lynn Chipperfield

                                          Lynn Chipperfield,
                                          Vice-President and Secretary



      St. Louis, Missouri, March 21, 1996.




                                     IMPORTANT

            Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy form, and return it PROMPTLY in the enclosed envelope, which requires no postage if
                             mailed in the United States.

                                    PROXY STATEMENT

   This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors ("Board") of Furniture Brands International, Inc. ("Company"), 101 South Hanley Road, St. Louis, Missouri 63105, for use during the 1996 annual meeting of stockholders and at any adjournments thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The cost of the solicitation will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokers, nominees and other fiduciaries in forwarding proxy materials to beneficial owners; and directors, officers and other employees of the Company may also solicit proxies personally or by telephone. In addition, the Company has engaged Morrow & Co. to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $5,000 plus out-of-pocket expenses. The notice of meeting, this proxy statement and the form of proxy are expected to be mailed to stockholders on or about March 21, 1996. A copy of the Company's Annual Report containing financial statements for the calendar year ended December 31, 1995, has been forwarded to all registered stockholders under separate cover.


Voting Procedure

  Stockholders of record at the close of business on March 4, 1996 ("record date") are entitled to vote during the 1996 annual meeting and may cast one vote for each share of the Company's common stock ("Common Stock") held on the record date on each matter that may properly come before the meeting.
On the record date there were 60,120,095 shares of Common Stock outstanding.

   The holders of a majority of the outstanding shares of Common Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the eleven nominees for director who receive the highest numbers of votes of the votes cast will be elected, and a majority of the votes cast will be required to approve the amendment to the Furniture Brands 1992 Stock Option Plan and to take action on such other matters as may properly come before the meeting. Shares represented by proxies which are marked "withheld" as applied to voting for directors, "abstain" as to the approval of the amendment to the Furniture Brands 1992 Stock Option Plan or to deny discretionary authority on any other matters will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such other matters. Shares represented by proxy will be voted as directed on the proxy forms and, if no direction is given, will be voted in the election of directors for the persons nominated by the Board, to approve the amendment to the Furniture Brands 1992 Stock Option Plan and, in the best judgment of the persons named in the proxies, on such other matters that may properly come before the meeting. Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of the Company.

Security Ownership

   Table 1 below sets forth information regarding the firms that have reported beneficial ownership, including sole voting and investment power except as otherwise indicated, of more than 5% of the Common Stock.



                                   Table 1


                                                    Shares           Percent
                                   Class of       Beneficially          of
  Name and Address                  Stock           Owned (a)        Class(a)
  ---------------------------------------------------------------------------


  Apollo Investment Fund,L.P.(b)
    c/o CICB Bank and Trust
    Company (Cayman) Limited
    Edward Street, Georgetown,
    Grand Cayman, Cayman Islands
    British West Indies

                    and

  Lion Advisors, L.P.(b)            Common        33,981,920(b)       67.4%
    Two Manhattanville Road
    Purchase, NY 10577

  J. P. Morgan & Co. Incorporated   Common         3,342,503(c)        6.6%
    60 Wall Street,
    New York, NY 10260
  --------------


(a) Shares beneficially owned, above and below, are as of January 31, 1996 and as defined by the Securities and Exchange Commission ("SEC")Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities or if they have the right to acquire the securities within the next sixty days. Accordingly, included, above and below, in shares beneficially owned are shares of Common Stock that may be purchased upon exercise of outstanding Series 1 and/or Series 2 warrants and exercisable stock options, and such shares as may be so purchased were deemed to be outstanding for purposes of calculating percentages of outstanding shares.

(b) Includes (i) 16,848,919 shares and (ii) warrants to purchase 145,439 shares beneficially held by Apollo Investment Fund, L.P. ("Apollo") and
     (iii) 16,842,180 shares and (iv) warrants to purchase 145,382 shares beneficially held by Lion Advisors, L.P. ("Lion Advisors") for the benefit of an investment account under management over which Lion Advisors has sole voting and investment power. Lion Advisors is affiliated with Apollo Advisors, L.P. ("Apollo Advisors"), the managing general partner of Apollo, a securities investment fund. The Apollo Directors, identified below, are associated with Apollo and Lion Advisors. See footnote (a) to Table 2.

(c) Sole voting power as to 2,116,743 shares and sole investment power as to 3,342,503 shares. Includes 2,805,745 shares and warrants to purchase 536,758 shares.
-----------------

    Table 2 below sets forth information regarding the beneficial ownership of Common Stock by directors, nominees for directors, executive officers named in the Summary Compensation Table below ("Named Executive Officers"), and all directors and executive officers as a group (18 persons) as of January 31, 1996. Except as noted below, all such persons possessed sole voting and investment power with respect to the shares listed. An asterisk (*) in the column listing the percentage of class indicates that the person beneficially owned less than 1% of the Common Stock as of January 31, 1996.

                                        Table 2

   Directors, Nominees                              Shares
   for Directors and               Class of       Beneficially     Percent of
   Named Executive Officers         Stock         Owned (a)(b)       Class
   ---------------------------------------------------------------------------

      L. D. Black                   Common         33,981,920        67.4%
      M. S. Gross                   Common         33,981,920        67.4
      J. J. Hannan                  Common         33,981,920        67.4
      J. J. Harris                  Common         33,981,920        67.4
      D. P. Howard                  Common             34,000          *
      B. A. Karsh                   Common          2,125,817         4.1
      B. B. Kincaid                 Common             85,000          *
      J. H. Kissick                 Common         33,981,920        67.4
      D. E. Lasater                 Common              5,271          *
      L. M. Liberman                Common              5,328          *
      R. B. Loynd                   Common            271,400          *
      D. A. Patterson               Common             34,009          *
      J. J. Ryan III                Common                  0          *
      K. S. Tyler, Jr.              Common             18,808          *
      M. D. Weiner                  Common         33,981,920        67.4

      Directors and
       Executive Officers
       as a group
       (18 persons)                  Common         36,598,449        70.0
   -----------

   (a) The shares listed as beneficially owned by Messrs. Black, Gross, Hannan, Harris, Kissick and Weiner (collectively "Apollo Directors") are the shares and warrants identified in Table 1 above as beneficially held by Apollo and Lion Advisors, with which the Apollo Directors are associated, and each Apollo Director disclaims personal pecuniary interest in said shares and warrants; the shares listed as beneficially owned by Messrs. Howard and Kincaid consist of exercisable stock options to purchase such shares; the shares listed as beneficially owned by Mr. Karsh consist of 738,915 shares and warrants to purchase 1,386,902 additional shares, all of which are beneficially owned by The TCW Group, Inc., with which Mr. Karsh has a partnership arrangement, and Mr. Karsh disclaims personal pecuniary interest in said shares and warrants; the shares listed as beneficially owned by Mr. Lasater consist of 5,158 shares and warrants to purchase 113 additional shares; the shares listed as beneficially owned by Mr. Liberman consist of 5,191 shares and warrants to purchase 137 additional shares; the shares listed as beneficially owned by Mr. Loynd consist of 21,400 shares and exercisable stock options to purchase 250,000 additional shares; the shares listed as beneficially owned by Mr. Patterson consist of 9 shares and exercisable stock options to purchase 34,000 additional shares; the shares listed as beneficially owned by Mr. Tyler consist of 58 shares, with respect to which Mr. Tyler has shared investment power only, and exercisable stock options to purchase 18,750 additional shares.

  (b) The shares listed as beneficially owned by directors and executive officers as a group consist of 34,462,726 shares, warrants to purchase 1,677,973 additional shares and exercisable stock options to purchase 457,750 additional shares.
   ------------------

I.                         ELECTION OF DIRECTORS

Nominees

   Eleven directors are to be elected during the 1996 annual meeting, to serve, subject to their earlier death, resignation or removal, for terms of one year, ending at the 1997 annual meeting, or until their successors are elected and qualify. Certain information regarding the eleven nominees is presented below. Should any nominee become unable or unwilling to serve, an event not anticipated to occur, proxies (except proxies marked to the contrary) will be voted for another person designated by the Board unless the Board shall have reduced the number of directors to be elected.

                                                                Company
  Name, Age, Principal Occupation                              Director
  or Position, Other Directorships                              Since
  ----------------------------------------------------------------------------

   Leon D. Black, 44                                                 1992
     Officer and director of Apollo
       Capital Management, Inc. (a)
     Director of Big Flower Press, Inc.,
       Converse Inc., Culligan Water
       Technologies, Inc., Gillett Holdings,
       Inc., Samsonite Corporation and
       Telemundo Group, Inc.

   Michael S. Gross, 34                                              1992
     Officer of Apollo Capital Management, Inc. (a)
     Director of Buster Brown Apparel, Inc.,
       Converse Inc., The Florsheim Shoe Company,
       Proffitts, Inc. and member of the Super-visory Board of Memorex-Telex N.V.

   John J. Hannan, 43                                                1992
     Officer and director of Apollo Capital
       Management, Inc. (a)
     Director of Aris Industries, Inc.,
       Converse Inc., The Florsheim Shoe Company and United Auto Group, Inc.

   Joshua J. Harris, 31                                              1995
     Officer of Apollo Capital Management, Inc. (a)
     Director of Converse Inc., The Florsheim Shoe
       Company, and Webcraft Technologies, Inc., and a member of the Supervisory Board of Memorex-Telex N.V.

   Bruce A. Karsh, 40                                                1992
     President and Principal of Oaktree Capital
       Management, LLC
     Director of KinderCare Learning Centers, Inc.
       and Littelfuse, Inc.

   John H. Kissick, 54                                               1992
     Officer of Lion Capital Management, Inc. (a)
     Director of Continental Graphics
       Holdings, Inc., Converse Inc., The Florsheim
       Shoe Company and Ralphs Grocery Company

   Donald E. Lasater, 70                                             1970
     Retired, formerly Chairman of the Board
      and Chief Executive Officer of
      Mercantile Bancorporation, Inc., a bank
      holding company
     Director of General American Life
      Insurance Company, A. P. Green
      Industries, Inc., Illinois Power Company and Illinova Corporation

   Lee M. Liberman, 74                                               1985
     Retired from and currently a consultant to Laclede Gas Company, a gas public utility, of which he was formerly Chairman of the Board and Chief Executive Officer
     Director of Angelica Corporation, CPI
       Corporation, D.T. Industries, Inc. and
       Falcon Products Company

   Richard B. Loynd, 68                                              1987
     Chairman of the Board, President
       and Chief Executive Officer of the Company (b)
     Director of Converse Inc., Emerson Electric Co., and The Florsheim Shoe Company

   John J. Ryan III, 68                                              1996
     Financial Advisor
     Director of Evergreen Resources Inc. and
       Gillett Holdings, Inc.

   Michael D. Weiner, 43                                             1996
     Officer of Apollo Capital Management, Inc. (a)
     Director of Applause, Inc., Capital Apartment
       Properties, Inc., Continental Graphics
       Holdings, Inc. and The Florsheim Shoe Company
----------------

(a) Apollo Capital Management, Inc. ("Apollo Capital") is the general partner of Apollo Advisors. Each of the Apollo Directors, other than Mr. Kissick and Mr. Weiner, is a limited partner of Apollo Advisors and each holds a comparable position with Lion Capital Management, Inc., a related company, which is the general partner of Lion Advisors. Mr. Kissick is a consultant to Apollo Capital.

(b) In 1991, a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code was filed on behalf of the Company. A Chapter 11 Plan of Reorganization became effective August 3, 1992, on which date the Company emerged from Chapter 11.
----------------

      Each of the director nominees has held the same position or other executive positions with the same employer during the past five years except Mr. Kissick who has been associated with Apollo Capital and associated entities since 1991 and, prior thereto, he was a consultant with Kissick & Associates and a senior executive of Drexel Burnham, and Mr. Karsh who has been associated with Oaktree Capital Management, Inc. since 1995 and, prior thereto, he was Managing Director of Trust Company of the West.


Compensation and Organization of Board of Directors

     There were seven meetings of the Board during the year ended December 31, 1995, and all nominees who were directors during 1995 were present for at least 75% of the meetings of the Board and committees of the Board on which they served except Mr. Kissick. Each director who is not an employee of the Company or of a subsidiary of the Company is paid a monthly fee of $2,000 and a fee of $1,000 plus expenses for each meeting of the Board attended.
In addition, for attending a meeting of a committee of the Board, each is paid a fee of $700 plus expenses if the director is a member of the committee or $950 plus expenses if the director is the Chairman of the committee. Such fees are not paid to directors who are employees of the Company or a subsidiary of the Company.

   Section 16(a) of the Securities Act of 1934 requires the Company's directors and executive officers to file reports of holdings and transactions in the Company's Common Stock with the SEC and the New York Stock Exchange. Based on Company records and other information, the Company believes that all SEC filing requirements with respect to the Company's calendar year ended December 31, 1995 were complied with except that Mr. Harris and Mr. Tyler each inadvertently filed one report late.

   In addition, the Company has a retirement plan for non-employee directors. Under the plan, a director who is not an employee of the Company or of a subsidiary of the Company and who has reached age 62 or older and has served as a director for at least five years will, after termination of service as a director, receive for life a percentage of the monthly fee for directors in effect at the time of termination of service. Such percentage is 50% for five years' service and increases 10% for each additional year of service to 100% for ten or more years' service.

   The Board has a number of standing committees, including an Audit Committee and an Executive Compensation and Stock Option Committee. The Board does not currently have a Nominating Committee.

   The Audit Committee, which currently consists of Mr. Liberman, Chairman, and Messrs. Lasater and Karsh, and which met four times during the year ended December 31, 1995: recommends the selection and retention of independent accountants; reviews auditing and financial accounting and reporting matters, the adequacy of internal accounting controls and asset security, audit fees and expenses, and compliance with the code of corporate conduct; and counsels regarding auditing and financial accounting and reporting matters.

   The Executive Compensation and Stock Option Committee, which currently consists of Mr. Lasater, Chairman, and Messrs. Gross, Karsh and Kissick, and which met four times during the year ended December 31, 1995: reviews and recommends compensation of officers and directors; administers supplementary retirement, performance incentive and stock option plans; and counsels regarding compensation of other key employees, management development and succession, and major personnel matters.

Certain Business Relationships

  The Company is a party to a Consulting Agreement with Apollo Advisors pursuant to which Apollo Advisors provides corporate advisory, financial and other consulting services to the Company. Fees under the Agreement are payable at an annual rate of $500,000 plus out-of-pocket expenses for a term ending December 31, 1996 and the Consulting Agreement is automatically renewable for successive one-year terms unless terminated by the Board. The Company has also granted registration rights to Apollo with regard to its Common Stock.


Executive Compensation

   The following table shows compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer who were serving at December 31, 1995.

                               SUMMARY COMPENSATION TABLE
                                                                       Long-Term
                                                                      Compensation
                                                                  /-------------------/
                                     Annual Compensation          /      Awards       /
                            /-------------------------------------/-------------------/
                            /                           Other     /                   /   All
                            /                          Annual     /     Securities    /  Other
                            /                          Compen-    /     Underlying    /  Compen-
   Name and                 /   Salary      Bonus      sation     /       Options     /  sation
   Position            Year /     $           $          $        /          $        /   $(a)
   -------------------------/-------------------------------------/-------------------/---------
   Richard B. Loynd    1995 /   683,000    945,384           0    /              0    /   70,647
    Chairman and Chief 1994 /   678,742    426,875           0    /              0    /   72,865
    Executive Officer  1993 /   652,011    608,170     284,082    /        250,000    /   75,114
                            /                                     /                   /
   K. Scott Tyler, Jr. 1995 /   155,000    284,175           0    /              0    /   28,242
    President, The     1994 /   140,000    327,771           0    /         50,000    /   28,242
    Lane Company,      1993 /   131,000    379,778           0    /              0    /        0
    Incorporated            /                                     /                   /
                            /                                     /                   /
   Brent B. Kincaid    1995 /   266,667    223,077           0    /              0    /    5,006
    President,         1994 /   246,604    208,258           0    /         50,000    /    5,015
    Broyhill Furniture 1993 /   229,150    245,750           0    /              0    /    4,140
    Industries, Inc.        /                                     /                   /
                            /                                     /                   /
   David P. Howard     1995 /   208,333    119,553           0    /              0    /    5,574
    Vice-President     1994 /   171,173     72,969           0    /         40,000    /    5,452
    and Chief          1993 /   137,500     85,997           0    /              0    /      200
    Financial Officer       /                                     /                   /
                            /                                     /                   /
   Duane A. Patterson  1995 /   179,667     59,015           0    /              0    /    7,095
    Vice-President and 1994 /   164,212     54,063           0    /         20,000    /    7,095
    Secretary          1993 /   150,400     91,777           0    /              0    /    6,995
   ---------------------------------------------------------------------------------------------

   (a)   Amounts shown for 1995 consist of the following: life insurance premiums for Mr. Loynd
         $70,647; annual contribution to the Broyhill Furniture Industries, Inc. Profit Sharing
         Retirement Plan for Mr. Kincaid $4,706; "split dollar" life insurance premiums, substantial percentages of which will be recovered at age  65 or death of the executive, for Mr. Tyler $28,242, Mr.Howard $5,274 and Mr. Patterson $6,795; and matching contributions of $300 each to 401(k) savings plans for Messrs. Kincaid, Howard and
         Patterson.


Executive Compensation and Stock Option Committee
Report on Executive Compensation

Among its responsibilities, the Executive Compensation and Stock Option Committee ("Committee") of the Company's Board of Directors ("Board") reviews the compensation of the officers of the Company and its primary operating companies and makes recommendations to the Board concerning executive compensation matters.

In its deliberations the Committee is guided by certain fundamental considerations, including:

   -   the need to attract and to retain talented key executives;

   - the need to provide both annual and long-term incentives to focus executive performance on the achievement of Company objectives; and

   - the need to provide compensation opportunities that align executive compensation with the interests of the stockholders.


Early in 1995, base salary rates of certain of the Named Executive Officers were increased, but the base salary of the Chief Executive Officer was not increased and therefore changed only marginally (0.6%) to $683,000 for the year. The increases in annual salary rates, for all Named Executive Officers as a group, were based on recommendations of the Chief Executive Officer and were designed to adjust for inflation and to reflect the improved sales performance in 1994 over 1993 (up 9.4%), and, in certain cases, to recognize significant efforts undertaken in 1994 with respect to a successful restructuring of the Company and a refinancing of its long-term debt.

Further, existing annual incentive plans for key personnel (including the Chief Executive Officer and other Named Executive Officers) were continued in effect. Those plans utilized sales, pre-tax earnings and pre-tax cash flow as objectives, with pre-tax earnings and pre-tax cash flow weighted more heavily. Under the provisions of the plan applicable in 1995 to key personnel (including the Chief Executive Officer) based at the corporate offices, plan participants could earn a bonus equal to percentages of their base salaries (the target percentage of the Chief Executive Officer's being 50% and that of the other Named Executive Officer based at the corporate offices being 40%) depending totally upon the Company's degree of achievement against budgeted objectives, which were met in 1995. Target percentages were payable when objectives were met; lower or greater percentages (to a maximum of 150% of target) were payable for degrees of achievement below or above budgeted objectives.

For 1995, pursuant to discretionary plan provisions and consistent with recommendations of the Chief Executive Officer, the Committee awarded certain key personnel, including certain Named Executive Officers, additional bonus amounts to reflect what the Committee determined to be meritorious performance during the year. For 1995, the Chief Executive Officer earned a bonus of $445,384 under the annual incentive plan (which represented 130.42% of the target bonus amount under the plan), and $222,384 of that bonus was deferred for payment after the Chief Executive Officer has ceased to be the Chief Executive Officer or a Named Executive Officer pursuant to a plan provision that requires deferral to the extent all or any portion of a bonus amount is not immediately deductible as compensation expense by the Company for federal income tax purposes. To amounts so deferred interest is credited at the Company's effective borrowing rate for the period of deferral. In addition, in recognition of the fact that the Chief Executive Officer did not receive a stock option award in December 1994 at the time a number of other executives were granted such awards, and to take into consideration the substantial contribution that the Chief Executive Officer made in the strategic decision to spin off the footwear operations and in the actual implementation of that strategy in 1994, including the refinancing of the Company's debt, the Chief Executive Officer was awarded a special bonus of $500,000, all of which has been deferred as set forth above.

              Donald E. Lasater, Chairman           Bruce A. Karsh
              Michael S. Gross                      John H. Kissick

Compensation Committee Interlocks and Insider Participation

     Messrs. Gross and Kissick, directors and members of the Executive Compensation and Stock Option Committee of the Board, are associated with Apollo Advisors and Apollo. The Company is a party to a Consulting Agreement with Apollo Advisors pursuant to which Apollo Advisors provides corporate advisory, financial and other consulting services to the Company. Fees under the Agreement for a term ending on December 31, 1996 are payable at an annual rate of $500,000 plus out-of-pocket expenses and the Consulting Agreement is automatically renewable for successive one-year terms unless terminated by the Board. The Company believes that the terms of this agreement are as favorable to the Company as could be received from unaffiliated third parties. The Company has also granted registration rights to Apollo with respect to its Common Stock.

Stock Options

    The following table contains information concerning unexercised stock options held as of December 31, 1995 pursuant to the Furniture Brands 1992 Stock Option Plan. No stock options were granted to or exercised by Named Executive Officers during the year ended December 31, 1995.

                                           AGGREGATED FY-END OPTION VALUES
                                 Number of Securities             Value of Unexercised
                                 Underlying Unexercised           In-the-Money Options
                                 Options at FY-End                at FY-End (a)
                                 ----------------------------     -----------------------------
                                 Exercisable    Unexercisable     Exercisable     Unexercisable
        Name                         #               #                $                 $

      R. B. Loynd                 250,000                 0         1,404,250               0

      K. S. Tyler, Jr.             18,750            71,250            70,089         259,291

      B. B. Kincaid                85,000            65,000           442,215         224,185

      D. P. Howard                 34,000            46,000           176,886         131,974

      D. A. Patterson              34,000            26,000           176,886          89,674

-------------------
(a) Based on the $9.00 per share closing price of the Common Stock on the New York Stock Exchange on December 29, 1995.
-------------------

Retirement Plans

     Messrs. Loynd, Howard and Patterson are participants in that segment of the Furniture Brands Retirement Plan which applies to corporate office employees. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are the greater of
(a) the sum of 1.1% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by credited service up to a maximum of 35 years and 0.45% of final average compensation in excess of "covered compensation" as defined by the IRS multiplied by credited service up to a maximum of 35 years, without deduction for Social Security benefits, or (b) a total of career average accruals for each year of plan participation equal to 1.95% of covered remuneration without deduction for Social Security benefits. Messrs. Loynd, Howard and Patterson, respectively, have 8, 10 and 32 years credited service under the plan and estimated annual benefits payable to Mr. Loynd at retirement and to Messrs. Howard and Patterson at normal retirement are $139,787, $137,827 and $105,029, respectively, assuming continuation of current covered remuneration.

       Mr. Tyler is a participant in that segment of the Furniture Brands Retirement Plan which applies to employees of The Lane Company, Incorporated. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on a straight life annuity, annual benefits, at normal retirement, are equal to the greater of (a) the sum of 0.65% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration and 0.65% of the said average in excess of the greater of (i) 10,000 or (ii) 50% of "covered compensation" as defined by the IRS, multiplied by years of credited service (not to exceed 35 years), without deduction for Social Security benefits, or
(b) $28 multiplied by years of credited service. Mr. Tyler has 27 years credited service under the plan and estimated annual benefits payable upon the retirement of Mr. Tyler at normal retirement are $200,189, assuming continuation of current covered remuneration.

      Benefits payable pursuant to provisions of Company-sponsored retirement plans may be limited by applicable laws and regulations. Supplemental retirement plans have been adopted providing for payments from general funds to certain executives, including the Chief Executive Officer and Named Executive Officers, of any retirement income that would otherwise be payable pursuant to the retirement plans in the absence of any such limitations. With respect to Mr. Loynd, following retirement he will also receive under the supplemental plan an amount equal to the difference, if any, between (i) the benefits he would have received had he continued until retirement as a participant in the Converse Inc. Retirement Plan (in which Mr. Loynd was formerly an active participant) and (ii) the total of the benefits he will receive from the Converse Inc. Retirement Plan and the Furniture Brands Retirement Plan. With respect to Messrs. Tyler and Kincaid, the supplemental plans provide for payments, commencing at age 65 after 30 or more years service, equal to the differences, if any, between (i) the total of the straight life annuities from their base retirement plans plus social security benefits and (ii) 50% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration.

Incentive Agreements

      Each of the Named Executive Officers except Mr. Patterson is a participant in an annual incentive compensation plan under which the officer may earn a bonus during and payable following the close of the calendar year ending December 31, 1996, contingent upon the achievement of certain financial objectives by the Company as a whole for Messrs. Loynd and Howard and by their respective operating companies for Messrs. Tyler and Kincaid.

Performance Graph

       The following graph shows the cumulative total stockholder returns (assuming reinvestment of dividends) during two periods, following assumed investment of $100 each in shares of the Common Stock that were outstanding on February 22, 1991, and on August 3, 1992. As detailed below, all shares of Common Stock ($0.10 per share stated value)("Old Common Stock") that were outstanding and that traded during the period of February 22, 1991 through June 26, 1992 (when trading in the Old Common Stock was suspended permanently by the New York Stock Exchange) were cancelled prior to August 3, 1992, pursuant to provisions of an order of the U.S. Bankruptcy Court and a Chapter 11 Plan of Reorganization, and shares of Common Stock ($1.00 per share stated value)("New Common Stock") that are currently outstanding are shares that were issued to former creditors or their assigns on and after August 3, 1992, and after cancellation of the Old Common Stock, pursuant to provisions of the same order of the Bankruptcy Court and Chapter 11 Plan of Reorganization. The indices shown below are included for comparative purposes only and do not necessarily reflect the Company's opinion that such indices are an appropriate measure of the relative performance of the Common Stock.



                          2/22/91  2/22/92  6/26/92  8/3/92  12/31/92  12/31/93  12/31/94 12/31/95
   ----------------------/--------/--------/-------/--------/---------/---------/---------/-------
   Furniture Brands      /        /        /       /        /         /         /         /
     Common Stock        /    100 /     92 /     0 /    100 /     110 /     154 /     132 /    176
   ----------------------/--------/--------/-------/--------/---------/---------/---------/-------
   S&P 500 Index         /    100 /    113 /   110 /    100 /     103 /     110 /     108 /    145
   ----------------------/--------/--------/-------/--------/---------/---------/---------/-------
   Dow Jones Home        /        /        /       /        /         /         /         /
    Furnishings &        /        /        /       /        /         /         /         /
    Appliances Index     /    100 /    175 /   157 /    100 /     107 /     152 /     122 /    139
   ----------------------/--------/--------/-------/--------/---------/---------/---------/-------

---------------

(a) That which appears to the left of the vertical double bar in the Performance Graph, above, is a comparison of (i) the cumulative total return of the Old Common Stock outstanding prior to the Company's emergence from Chapter 11 reorganization, that is during the period of February 22, 1991 through June 26, 1992 when trading in such shares was suspended permanently, with (ii) the Standard & Poor's 500 Index, and (iii) the Dow Jones Home Furnishings Sector Index. Pursuant to provisions of an order of the Bankruptcy Court and the Bankruptcy Court-confirmed Chapter 11 Plan of Reorganization, all shares of Old Common Stock outstanding on and prior to June 26, 1992 were cancelled prior to the August 3, 1992 effective date of the said Plan of Reorganization, and no distributions were made on account of interests in those former securities.

(b) Pursuant to provisions of an order of the Bankruptcy Court and the Bankruptcy Court-confirmed Chapter 11 Plan of Reorganization, as of the August 3, 1992 effective date of the said Plan of Reorganization, shares of New Common Stock currently outstanding were issued to former creditors or their assigns of the Company and its subsidiaries and that which appears to the right of the vertical double bar in the Performance Graph, above, is a comparison of (i) the cumulative total return of the New Common Stock outstanding subsequent to the Company's emergence from Chapter 11 reorganization, that is during the period of August 3, 1992 through December 31, 1995, with (ii) the Standard & Poor's 500 Index, and (iii) the Dow Jones Home Furnishings Sector Index.
------------------

II                         To Approve an Amendment to the
                                    Furniture Brands
                                 1992 Stock Option Plan
                       Increasing the Number of Shares Reserved for
                             Issuance upon Exercise of Options


      On January 20, 1992, the Board adopted the Furniture Brands 1992 Stock Option Plan (the "1992 Plan"). Under the 1992 Plan, 2,500,000 shares of Common Stock were available for grant. On August 31, 1992 non-qualified grants to purchase 2,500,000 shares of Common Stock were made under the 1992 Plan. On January 26, 1993 the Board amended the 1992 Plan to increase the number of shares reserved for issuance from 2,500,000 to 3,500,000 shares of Common Stock and a non-qualified grant to purchase 250,000 shares was made under the 1992 Plan. The 1992 Plan and the amendment to the 1992 Plan were approved by stockholders on May 5, 1993. On January 30, 1996 non-qualified grants to purchase 227,501 shares at an option price of $0.625 per share were made under the 1992 Plan in consideration of cancellation of benefits under the Thomasville Value Plan. At the same time, non-qualified grants to purchase 675,448 shares at an option price of $9.125 per share were made under the 1992 Plan of which grants of 270,000 shares were conditioned upon stockholder approval of this amendment to increase the number of shares available for issuance pursuant to the 1992 Plan.

      To ensure that shares are available for issuance upon the exercise of options granted and to ensure that a sufficient number of shares will continue to be available to meet the stated purposes of the 1992 Plan, the Board, on January 30, 1996, adopted, conditioned upon stockholders' approval, an amendment to the 1992 Plan to increase the number of shares reserved for issuance from 3,500,000 to 4,500,000 shares of Common Stock. No determination has been made as to the other key employees, if any, to whom grants may be made under the 1992 Plan, but all key employees, including the personnel named in the Summary Compensation Table, above, and other executive officers, but excluding members of the Executive Compensation and Stock Option Committee, will be eligible. To effect the amendment, the first sentence of Section 2 of the 1992 Plan will be changed from "There are reserved for issue under the Plan 3,500,000 shares of the Common Stock, without nominal or par value, of the corporation (the "Shares")" to "There are reserved for issue under the Plan 4,500,000 shares of the Common Stock, without nominal or par value of the Corporation (the "Shares")." The remaining terms and conditions of the 1992 Plan, as amended, remain in full force and effect. The closing price of one share of Common Stock, as reported on the New York Stock Exchange on January 31, 1996 was $9.125.

    The following table shows the numbers of stock options that were granted on January 30, 1996 pursuant to the 1992 Plan.

                                                  NEW PLAN BENEFITS
                                                   FURNITURE BRANDS
                                               1992 STOCK OPTION PLAN

                                Name and Position                    Number of Options
                                ------------------------------------------------------

                                C. O. Gordon, Jr.                         59,732(a)
                                 Vice-President, Thomasville
                                 Furniture Industries, Inc.

                                D. P. Howard                              35,000(b)
                                 Vice-President and
                                 Chief Financial Officer

                                B. B. Kincaid                             50,000(b)
                                 President, Broyhill
                                 Furniture Industries, Inc.

                                F. B. Starr                              200,000(a)(b)
                                 President, Thomasville
                                 Furniture Industries, Inc.

                                K. Scott Tyler, Jr.                       50,000(b)
                                 President, The Lane
                                 Company, Incorporated

                                R. P. Walters                             48,269(a)
                                 Vice-President, Thomasville
                                 Furniture Industries, Inc.

                                Executive Group                          370,000(b)
                                 (6 persons including
                                 4 of those named above)

                                Non-Executive Officer Employee           532,949(a)
                                 Group (32 persons)

---------------
(a) Grants shown include grants issued in consideration of cancellation of benefits under the Thomasville Value Plan as follows: Mr. Gordon, Jr. 24,732, Mr. Starr 60,552, Mr. Walters 13,269 and Non-Executive Officer Employee Group 166,949.

(b) Grants shown include grants conditioned upon stockholder approval of the amendment to the 1992 Plan as follows: Mr. Howard 35,000, Mr. Kincaid 50,000, Mr. Starr 50,000, Mr. Tyler 50,000 and the Executive Group 270,000.
---------------

      Administration of the 1992 Plan is vested in the Executive Compensation and Stock Option Committee of the Board, the members of which are ineligible to receive grants under the 1992 Plan.  The Committee has general supervisory and interpretive authority and may determine, subject to the provisions of the
1992 Plan, the key employees to whom grants will be made, the types of options
to be granted, the dates of such grants, the numbers of option shares to be granted, and the terms of exercise of stock options.  The 1992 Plan will terminate on January 20, 2002, subject to the right of the Board to suspend or discontinue the 1992 Plan at any prior date.

      Grants under the 1992 Plan are exercisable at such dates, at least one year after the date of grant, in one or more cumulative installments, as the Committee may in its discretion determine and provide for in particular grants. The term of each grant shall be not more than ten years from the date of grant of the stock option. Generally, stock options may be exercised only during the term of employment or within one month following termination of employment. In the event an optionee's employment terminates by reason of retirement or permanent disability, stock options may be exercised within three months after termination of employment. In the event of the death of an optionee while employed, stock options may be exercised within six months after death. Each stock option is non-transferable except by will or the applicable laws of descent and distribution and is exercisable during the lifetime of the optionee only by the optionee.

      Lynn Chipperfield, Esq., General Counsel of the Company, has advised that the federal income tax consequences with respect to grants under the 1992 Plan differ depending on the form of the grant, as follows:

      (1) with respect to incentive stock options: grants and exercises thereof are not taxable events; but upon the subsequent disposition of the shares acquired in an exercise, the optionee realizes, as long-term capital gain or loss, the difference between the sale price and the option price, provided the shares are held by the optionee for one year after the date of the exercise; but if the shares are disposed of before the expiration of the one-year holding period, the optionee realizes ordinary compensation income at the time of the disposition limited to the lesser of (a) the gain, if any, or (b) the excess of the fair market value of the shares at the time the option was exercised over the option price, and the Company is entitled to a deduction equal to the ordinary compensation income realized by the optionee; and

      (2) with respect to non-qualified stock options: grants thereof are not taxable events; but upon exercise the optionee realizes ordinary compensation income in the amount that the fair market value of the shares so acquired exceeds the option price and the Company is entitled to a deduction equal to the ordinary compensation income realized by the optionee.

     Vote required. Approval of the proposal to amend the 1992 Plan requires the affirmative votes of the holders of a majority of the outstanding shares entitled to vote during the annual meeting.

      The Board of Directors unanimously recommends a VOTE FOR the proposal.

Independent Accountants

      The selection by the Board of KPMG Peat Marwick LLP, certified public accountants ("Peat Marwick"), as independent auditors for calendar year 1995 was ratified by the stockholders during the annual meeting on April 27, 1995. Upon recommendation of its Audit Committee, the Board has continued the engagement of Peat Marwick as independent auditors for 1996. A formal statement by representatives of Peat Marwick is not planned for the annual meeting on April 23, 1996; however, as in years past, representatives of Peat Marwick are expected to be present during the annual meeting and to be available to respond to appropriate questions.


III.                      STOCKHOLDER PROPOSALS

       Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the 1996 annual meeting. However, if other matters should properly come before the meeting, it is intended that the persons named in the proxies will vote, act and consent in accordance with their best judgment with respect to any such matters.

        Stockholder proposals submitted for inclusion in the Company's proxy materials for the 1997 annual meeting should be addressed to the Secretary of the Company and must be received at the Company's executive offices not later than November 22, 1996. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy form in accordance with SEC regulations governing the solicitation of proxies.

                                          By order of the Board of Directors

                                                  /s/ Lynn Chipperfield

                                           Lynn Chipperfield,
                                           Vice-President and Secretary

St. Louis, Missouri, March 21, 1996.

                              Furniture Brands International, Inc.
                         Proxy for 1996 Annual Meeting of Stockholders
                      Proxy Solicited on Behalf of the Board of Directors

P     The undersigned hereby appoints M. S. Gross, R. B. Loynd and
      L. Chipperfield, and each of them with power of substitution, proxy or R proxies to represent the undersigned, and to vote all shares of Common
      Stock the undersigned would be entitled to vote, at the Annual Meeting
O of Stockholders of Furniture Brands International, Inc. to be held on April 23, 1996, and at any adjournment thereof, upon the items set
X     forth in the proxy statement for the meeting and identified below.

Y                      The Board of Directors recommends a vote FOR

I.  Election of Directors

Nominees: L.D. Black, M.S. Gross, J.J. Hannan, J.J. Harris,  (Change of Address)
          B.A. Karsh, H. Kissick, D.E. Lasater, L.M. Liberman
          R.B. Loynd, J. J. Ryan, III and M. D. Weiner       -----------------
                                                             -----------------
                                                             -----------------
II.  To increase the shares reserved for issuance under    (If you have written
     the 1992 Stock Option Plan                             in the above space,
                                                            please mark the
                                                            corresponding box on
                                                            the reverse side of
                                                            this card.)

III.  In their discretion, upon such other matters as may properly
      come before the meeting.                               /--------------/
                                                            / See Reverse  /
                                                           /    Side      /
                                                          /--------------/
Please specify your choices by marking the appropriate boxes on the reverse side and return promptly.

                                      SHARES IN YOUR NAME


                                  II.  Increase
I.  Election of    FOR   WITHHELD  shares reserved     FOR   AGAINST  ABSTAIN
    Directors                      issuance under the
    (see reverse) /----/ /----/    1992 Stock Option  /---/  /-----/  /-----/
                 /    / /    /     Plan              /   /  /     /  /     /
                /----/ /----/                       /---/  /-----/  /-----/


FOR, except vote withheld from the following nominee(s):
------------------------------------------------       /----/ Please mark
                                                      / X  /  your votes as
                                                     /----/   shown to the
                                                              left.

                                                            Change    /----/
                                                                of   /    /
                                                           Address  /----/


SIGNATURE(S)                                   DATE
            ----------------------------------      --------------

SIGNATURE(S)                                   DATE
            ----------------------------------      --------------
           (Please sign exactly as name appears
           above, Executors, Administrators, Trustees,
           Etc., should so indicate.)